SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



 ................................................................................
                                   FORM 8-K/A
 ................................................................................
                                 Current Report
        Pursuant to Section 13 or 15 (d) of the Securities Act of 1934
        Date of Report (Date of earliest event reported): May 23, 1996
                         Commission File Number: 0-18051



                FLAGSTAR COMPANIES, INC.
   (Exact Name of Registrant as Specified in Charter)


                Delaware                                     13-3487402
      (State of Other Jurisdiction                        (I.R.S. Employer
    of Incorporation or Organization)                    Identification No.)

          203 East Main Street                               29319-9966
       Spartanburg, South Carolina                           (Zip Code)
(Address of Principal Executive Offices)


               Registrant's telephone number, including area code:
                                 (864) 597-8000
                                       N/A
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

On May 23,  1996,  as  described  more fully in the related  press  release (see
Exhibit 99.1 ), the Registrant, through FRD Acquisition Co. ("FRD"), a newly formed subsidiary, consummated the acquisition of the Coco's and Carrows restaurant chains ("the Acquisition") from Family Restaurants, Inc. ("FRI"). The acquisition price of $306.0 million (which was paid in exchange for all of the outstanding stock of FRI-M Corporation ("FRI-M"), the subsidiary of FRI which owned the Coco's and Carrows chains) was financed with $125.0 million in cash ($75.0 million of which was provided pursuant to an equity investment by the Registrant and the remaining $50.0 million pursuant to bank term loans from Bankers Trust company, Chemical Bank, and Citicorp USA, Inc.), the issuance of $150.0 million in senior notes to the seller and the assumption of certain capital lease obligations of approximately $31.0 million and is subject to adjustment. The total consideration for the acquired assets was determined by arm's length negotiations.

Item 7.  Financial Statements and Exhibits

      (a)  Financial statements of businesses acquired.

      The Registrant hereby incorporates in this Form 8-K the audited combined financial statements of FRI-M for the fiscal years ended December 25, 1994 and December 31, 1995 (see Exhibit 99.2) and the unaudited combined financial statements of FRI-M for the quarters ended March 26, 1995 and March 31, 1996 (see Exhibit 99.3) by reference to pages F-5 through F-20 of the Registration Statement on Form S-1 (No. 333-07601) of FRD Acquisition Co. filed with the Securities and Exchange Commission on July 3, 1996.

      (b)  Pro Forma financial information.

      The following pro forma financial information is included herein:


                                                                        Page
                                                                        Number
                                                                        in
                                                                        Filing
                      Pro Forma Condensed Consolidated
(i)                   Balance Sheet (Unaudited) as of
                      March 31, 1996,                                        6
(ii)                  Pro Forma Condensed Statements of
                      Consolidated Operations (Unaudited)
                      for the Year Ended December 31, 1995,
                      and                                                    9
(iii)                 Pro Forma Condensed Statements of
                      Consolidated Operations (Unaudited)
                      for the Three Months Ended March 31,
                      1996.                                                  9


(c)  Exhibits

      Exhibit 2.1 - Stock Purchase Agreement by and among Family Restaurants, Inc., Flagstar Companies, Inc., Flagstar Corporation and FRD Acquisition Co., dated as of March 1, 1996 *

      Exhibit 23.1 - Consent of KPMG Peat Marwick LLP

      Exhibit 99.1 - Press Release of the Registrant dated May 23, 1996 *

      Exhibit 99.2 - The Audited Combined Financial Statements of FRI-M Corporation for the Fiscal Years Ended December 25, 1994 and December 31, 1995 (incorporated by reference to pages F-5 through F-16 of the Registration Statement on Form S-1 (333-07601) of FRD Acquisition, Co. ("the Form S-1")).

      Exhibit  99.3 - The  Unaudited  Combined  Financial  Statements  of  FRI-M
Corporation   for  the  Quarters  Ended  March  26,  1995  and  March  31,  1996
(incorporated by reference to pages F-17 through F-20 on Form S-1).
      -------

      * Certain of the exhibits to this Current Report on Form 8-K/A, as indicated by an asterisk, were previously physically filed with the original Form 8-K No. 000-18051 filed with the Securities and Exchange Commission on June 7, 1996 and therefore are not physically attached to this filing.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Flagstar Companies, Inc.


Date:  August 6, 1996                       /S/ C. Robert Campbell
                                            ----------------------

                                            C. Robert Campbell
                                            Vice President and
                                            Chief Financial Officer

                         PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements ("Pro Forma Statements") are required by the rules of the Securities and Exchange Commission ("SEC") and are provided for information purposes only. The Pro Forma Statements should not be considered indicative of the results that would have been or will be attained since they are based on historical rather than prospective information and include certain assumptions and estimates which are subject to change.

The Pro Forma Statements illustrate the effects of the transaction between the Registrant and FRI, whereby the Registrant acquired the Coco's and Carrows restaurant chains from FRI, and are based on the historical financial statements of the Registrant and of FRI-M, the subsidiary of FRI which owned the Coco's and Carrows chains, as of and for the year ended December 31, 1995 and the three months ended March 31, 1996. The Pro Forma Statements reflect how the Registrant's condensed consolidated balance sheet might have appeared if the acquisition had occurred on March 31, 1996 and how the condensed consolidated statements of operations for the year ended December 31, 1995 and the three months ended March 31, 1996 might have appeared if the transaction had occurred on January 1, 1995.

The Pro Forma Statements are unaudited and should be read in conjunction with the accompanying notes thereto and with the historical financial statements and related notes of the Registrant and FRI-M. The pro forma purchase adjustments are based on assumptions and estimates made specifically for the purpose of preparing these Pro Forma Statements and are not necessarily indicative of the results that actually would have occurred had the acquisition been consummated on the dates indicated or the results that may occur or be obtained in the future.

The Registrant will account for the Acquisition using the purchase method of accounting. Accordingly, the Registrant's cost to acquire FRI-M will be allocated to the assets acquired and liabilities assumed according to their respective fair values. The final allocation of the purchase price, including the fair value of the senior notes, is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make such an allocation in the accompanying Pro Forma Statements. Accordingly, the purchase allocation adjustments made in connection with the preparation of the Pro Forma Statements are preliminary and have been made solely for the purpose of preparing such Pro Forma Statements. The Registrant anticipates finalizing the preliminary allocation by the end of 1996, and does not anticipate the impact of the reallocation to be significant to the financial statements.


                                                      Flagstar Companies, Inc.
                                           Pro-Forma Condensed Consolidated Balance Sheet
                                                        as of March 31, 1996
                                                            (Unaudited)
(In thousands)




                                                                                 Historical                  Pro-Forma
                                                               --------------------------------------------------------------------
                                                                 Flagstar
                                                                 Companies             FRI-M
                                                                   Inc.             Corporation       Adjustments      Consolidated
                                                                 ---------------    ---------------- -------------- ---------------
Assets
Current Assets:
       Cash and cash equivalents                               $   162,190      $     5,410         $   (76,195)(a)     $    91,405
       Receivables, net                                             26,819            6,958              (3,485)(b)          30,292
       Merchandise and supply inventories                           31,676            5,184                                  36,860
       Other                                                        35,117            4,150              (2,529)(c)          36,738
                                                               -----------      -----------         -----------         -----------
                                                                   255,802           21,702             (82,209)            195,295
                                                               -----------      -----------         -----------         -----------

Property and equipment, net                                      1,079,431          141,671                               1,221,102
Other Assets:
       Other intangible assets, net                                 23,344          152,009              73,266 (e)         248,619
       Deferred financing costs, net                                61,635                                                   61,635
       Other                                                        31,460            1,802               4,169 (c)(d)       37,431
                                                               -----------      -----------         -----------         -----------
                                                                 1,195,870          295,482              77,435           1,568,787
                                                               -----------      -----------         -----------         -----------
       Total Assets                                            $ 1,451,672      $   317,184         $    (4,774)        $ 1,764,082
                                                               ===========      ===========         ===========         ===========


Liabilities:
Current Liabilities:
       Loans payable to bank                                                    $    91,223         $   (91,223)(f)
       Current maturities of long-term debt                    $    38,774            4,912               4,000 (g)     $    47,686
       Accounts payable                                             88,729           21,923                                 110,652
       Accrued salaries and vacation                                47,156           14,439                (389)(h)          61,206
       Accrued insurance                                            47,670            6,875                                  54,545
       Accrued taxes                                                29,843              456                                  30,299
       Accrued interest and dividends                               67,169              245                                  67,414
       Other                                                        76,646            7,916               4,850 (i)          89,412
                                                               -----------      -----------         -----------         -----------
                                                                   395,987          147,989             (82,762)            461,214
                                                               -----------      -----------         -----------         -----------

Long-Term Liabilities:
       Debt, less current maturities                             1,990,008           25,780             207,000 (g)       2,222,788
       Deferred income taxes                                        18,057                                                   18,057
       Liability for self-insured claims                            52,270           11,216              (2,500)(k)          60,986
       Other non-current liabilities and
          deferred credits                                         157,181                                5,687 (l)         162,868
                                                               -----------      -----------         -----------         -----------
                                                                 2,217,516           36,996             210,187           2,464,699
                                                               -----------      -----------         -----------         -----------
       Total Liabilities                                         2,613,503          184,985             127,425           2,925,913
                                                               -----------      -----------         -----------         -----------

Shareholders' (Deficit) Equity                                  (1,161,831)         132,199            (132,199)(j)      (1,161,831)
                                                               -----------      -----------         -----------         -----------

       Total Liabilities and Shareholders' Deficit             $ 1,451,672      $   317,184         $    (4,774)        $ 1,764,082
                                                               ===========      ===========         ===========         ===========



                                    See notes to pro forma condensed consolidated balance sheet


                            Flagstar Companies, Inc.
             Notes to Pro Forma Condensed Consolidated Balance Sheet
                              as of March 31, 1996


      (a) To reflect proceeds of assumed borrowings of $5,000,000 (net $1,500,000 paid in transaction fees) from the $35,000,000 revolving credit facility which is also available for letters of credit and which expires on August 31, 1999 ("the Credit Facility"), the transfer of $4,695,000 in excess cash of FRI-M to FRI in accordance with the terms of the Acquisition and the Registrant's payment of $75,000,000 as part of the purchase price.

      (b) To reflect the transfer of certain receivables to FRI totaling $3,485,000, in accordance with the Acquisition agreement.

      (c) To reflect the sale/leaseback of two restaurants previously reported as assets held for sale of $2,338,000 to third parties and to reflect the transfer of a utility deposit of $128,000 and a note receivable of $394,000 to FRI in accordance with the terms of the Acquisition. The current portion of the note receivable is $63,000.

      (d) To reflect deferred financing costs representing bank fees and other transaction costs incurred in connection with the financing of the Acquisition of $4,500,000.

      (e) To reflect the removal of FRI-M net reorganization costs of $144,056,000 and to reflect the net effect of pro forma adjustments that impact the excess purchase price and other direct expenses of the Acquisition over the fair value of the net assets acquired ($217,322,000). Other intangible assets of FRI-M includes amounts allocated to franchise operating rights of $7,953,000.

      (f) To reflect the removal of FRI-M's prior revolving credit facility that was repaid on the date of the Acquisition.

      (g) To reflect the Acquisition financing as follows:

          Term loan                                           $56,000,000
          Working capital revolver                              5,000,000
          Long-term note payable to FRI                       150,000,000
                                                              -----------
          Acquisition financing                              $211,000,000
                                                              ===========

      (h) To reflect the elimination of $389,000 of administrative bonus payments assumed by FRI.

      (i) To reflect a liability for severance, software relicensing from FRI to FRI-M, the relocation of certain FRI-M operations from California to South Carolina, and various other items.

      (j) To reflect the removal of the FRI-M capital accounts.

      (k) To reflect the discounted value of FRI-M's self insurance liabilities as of March 31, 1996 in accordance with the Registrant's existing policy.

      (l) To reflect the estimated liability which will result from adjustments to the purchase price. To the extent that the purchase price increases (as reflected in this estimate) additional senior notes will be issued.

                                       Flagstar Companies, Inc.
                       Pro-Forma Condensed Statements of Consolidated Operations
                                 for the Year ended December 31, 1995
                                              (Unaudited)
(In thousands)


                                                                   Historical                     Pro-Forma
                                                        ---------------------------------------------------------------
                                                            Flagstar
                                                           Companies        FRI-M
                                                              Inc.       Corporation     Adjustments     Consolidated
                                                        -------------   -------------   -------------  ---------------

Operating revenues                                        $ 2,571,487    $   501,248                     $ 3,072,735
Operating expenses                                          2,473,253        473,339   $   (10,070)(a)     2,936,522
                                                         ------------    ------------    -----------    ------------
Operating income                                               98,234         27,909        10,070           136,213
Other charges:
       Interest and debt expense, net                         229,149         16,515        14,729 (b)       260,393
       Other, net                                               2,005                                          2,005
                                                         ------------   -------------    -----------    ------------
Income (loss) before income taxes
       from continuing operations                            (132,920)        11,394        (4,659)         (126,185)
Provision (benefit) for income taxes                              (14)         6,670        (6,220)(c)           436
                                                         ------------   ------------     -----------    -----------

Net income (loss) from continuing operations              $  (132,906)   $     4,724   $     1,561       $  (126,621)
                                                          ===========   ===========       ==========     ===========


Earnings (loss) per share applicable to
       common shareholders:
       Earnings (loss) from continuing operations         $     (3.47)   $      0.11   $      0.04       $     (3.32)
                                                           ===========   ===========       ==========     ===========

Average outstanding and equivalent
       common shares                                           42,431         42,431        42,431            42,431
                                                           ===========   ===========       ==========     ===========


                         See notes to pro forma condensed statements of consolidated operations.




                                              Flagstar Companies, Inc.
                              Pro-Forma Condensed Statements of Consolidated Operations
                                      for the Three Months ended March 31, 1996
                                                     (Unaudited)

(In thousands)


                                                          Historical                        Pro-Forma
                                                  ------------------------------------------------------------
                                                    Flagstar
                                                   Companies         FRI-M
                                                      Inc.        Corporation    Adjustments       Consolidated
                                                  ------------   -------------   -----------    ----------------
Operating revenues                                 $  550,425    $ 118,996    $                  $669,421
Operating expenses                                    522,939      114,271       (3,108)(a)       634,102
                                                     ---------    ---------     --------          --------
Operating income                                       27,486        4,725        3,108            35,319
Other charges:
       Interest and debt expense, net                  57,712        3,931        3,796 (b)        65,439
       Other, net                                         (26)                                        (26)
                                                     ---------    ---------     --------          --------
Income (loss) before income taxes
       from continuing operations                     (30,200)         794         (688)          (30,094)
Provision (benefit) for income taxes                   (2,890)         846         (746)(c)        (2,790)
                                                     ---------    ---------     --------          --------
Net income (loss) from continuing operations       $  (27,310)   $     (52)   $      58          $(27,304)
                                                     =========    =========     ========          ========


Earnings (loss) per share applicable to
       common shareholders:
       Earnings (loss) from continuing operations  $    (0.73)   $    0.00    $    0.00          $  (0.73)
                                                     =========    =========     ========          ========

Average outstanding and equivalent
       common shares                                   42,434       42,434       42,434            42,434
                                                     =========    =========     ========          ========


               See notes to pro forma condensed statements of consolidated operations.

                            Flagstar Companies, Inc.
       Notes to Pro Forma Condensed Statements of Consolidated Operations


      (a) To reflect for the year ended December 31, 1995 and three months ended March 31, 1996 the reversal of amortization expense related to reorganization costs of FRI-M of $5,280,000 and $1,320,000, respectively, and to reflect the amortization of the excess of the purchase price paid by the Registrant over the net assets acquired of $5,449,000 and $1,363,000, respectively. The previous reorganization costs were being amortized over a 30 year period and the acquisition related goodwill is being amortized over a 40 year period. To also reflect for the year ended December 31, 1995 and the three months ended March 31, 1996 the reduction in corporate overhead charges previously incurred by FRI-M of $10,111,000 and $3,589,000, respectively as well as the elimination of the management fee charged by FRI to FRI-M of $2,634,000 and $157,000, respectively. This reduction is somewhat offset by an estimated increase in the Registrant's overhead expense of approximately .5% of FRI-M operating revenues. The net decrease in general and administrative expenses reflects anticipated cost savings and efficiencies from combining the operations of the Registrant and FRI-M.

      (b) To reflect the elimination of interest of $13,117,000 and $3,167,000 for the year ended December 31, 1995 and three months ended March 31, 1996, respectively, on FRI-M's loan payable to banks, including amortization of deferred financing costs and to reflect interest on (i) the $150,000,000 of notes payable to FRI plus the estimated additional notes to be issued of $5,687,000 at an annual interest rate of 12.5%, (ii) the $56,000,000 term loan (including the current portion of $4,000,000) at an annualized interest rate of 8.5%, (iii) assumed borrowings of $5,000,000 on the revolving portion of the Credit Facility at an assumed annual interest rate of 8.5% and (iv) use of the $23,100,000 of the revolving portion of the Credit Facility to support letters of credit at an annual interest rate of 3.0% and a commitment fee of 0.5% annually on the unused portion of the revolving portion of the Credit Facility ($6,900,000). The adjustment also includes amortization of the deferred financing costs incurred in connection with the financing of the Acquisition and the accretion of interest on the discounted self insurance reserves. The deferred financing costs of $3,900,000 in connection with the Credit Facility and $600,000 on the Notes are amortized over 39 months and 8 years, respectively. Interest expense on self insurance reserves is $1,200,000 and $300,000 for the year ended December 31, 1995 and three months ended March 31, 1996 and is based on a "risk free" discount rate of approximately 6.5%.

      (c) The pro forma adjustment reflects the fact that the Registrant's net operating losses will offset FRI-M's separate tax provision when calculated on a consolidated basis, except for current foreign and state income taxes.

                                                                   Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
FRD Acquisition Co.:

We consent to the incorporation by reference of our report dated February 9, 1996 except as to the fifth paragraph of note 7 and note 14 which are as of May 23, 1996 with respect to the combined balance sheets of FRI-M which includes FRI-M Corporation, a wholly owned subsidiary of Family Restaurants Inc., and certain subsidiaries including those restaurants that make up the Family Restaurant Division and including the FRD Commissary as of December 25, 1994 and December 31, 1995, and the related combined statements of operations and net combined equity and cash flows for the year ended December 26, 1993 and the one month ended January 26, 1994 (Predecessor Company), and the eleven months ended December 25, 1994 and the year ended December 31, 1995 (Successor Company) in the Form 8-K of Flagstar Companies, Inc. dated May 23, 1996.

KPMG Peat Marwick LLP

Orange County, California
August 1, 1996